Exhibit 10.25

ASSIGNMENT, ASSUMPTION AND RATIFICATION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RATIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of the 25th day of July, 2007 (the “Effective Date”), by and between AMVEST Osage, Inc. (the “Assignor”), and CEP Mid-Continent LLC (the “Assignee”).

WITNESSETH:

WHEREAS, Assignor desires to sell, assign and transfer to Assignee all of its interest, rights, duties and obligations under the Exploration and Development Agreement dated July 25, 2005, as amended, by and between Assignor and the Osage Tribe of Indians of Oklahoma (the “Exploration and Development Agreement”), and Assignee desires to accept said sale, assignment and transfer upon the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration. the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Assignment. Assignor hereby sells, assigns and transfers to Assignee its interests, rights, duties and obligations under the Exploration and Development Agreement with respect to the interest and lands set forth in the Exploration and Development Agreement (the “Interests”).

2. Acceptance, Ratification and Indemnification. Assignee hereby accepts the foregoing sale, assignment and transfer and promises to faithfully perform all other covenants, stipulations, agreements and obligations under the Exploration and Development Agreement with respect to the interests and ratifies, adopts, and confirms the Exploration and Development Agreement to the same extent as if Assignee had executed the Exploration and Development Agreement. Assignee shall indemnify and save Assignor harmless from any and all obligations, claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, costs or expenses of every nature whatsoever (collectively “Liabilities”) which relate to the Interests. The provisions of this Section 2 shall survive the performance of the terms and conditions of this Agreement.

3. Binding Effect. This Agreement shall become effective upon the execution and acknowledgement of all the parties hereto. This Agreement shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. The parties hereto shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provision of this Agreement.

4. Entire Agreement. This Agreement supersedes all previously made between the parties hereto relating to its subject matter. There are no other understandings or agreements between them.

5. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at the following addresses:

Assignor:	AMVEST Osage, Inc.
P0 Box 970
Skiatook, OK 74070
Attention: Mr. Paul Bruce, President
Facsimile No. (918) 396-0867

Assignee:	CEP Mid-Continent LLC
One Allen Center
500 Dallas Street, Suite 3300
Houston, TX 77002
Attention: Elizabeth Evans
Facsimile No. (713) 344-2901

If to the Tribe:	Osage Minerals Council
Osage Nation
Tribal Administration Building
813 Grandview Avenue
Pawhuska, Oklahoma 74056
Attn: Ms. Jewell Purcell. Chairperson
Facsimile No. (918) 287-2257

With a copy to:	Osage Agency
Bureau of Indian Affairs
P.O. Box: 1539
Pawhuska, OK 74056
Attention: Superintendent - Melissa Currey
Facsimile No. (918) 287-4320

6. Waiver. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance, or any other such right.

7. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ASSIGNOR

By:	/s/ Bruce J. Sakashita
Name: Bruce J. Sakashita
Title: Vice President

ASSIGNEE

By:	/s/ Angela A. Minas
Name:	Angela A. Minas
Title:	Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 24th day of July, 2007 by Buce J. Sakashita, as Vice President of AMVEST Osage, Inc., a Virginia corporation.

/s/ Cherise C. Aguilar
Notary Public

My Commission Expires:

May 11, 2009

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on this 24th day of July, 2007, by as President of CEP Mid-Continent LLC, a Delaware limited liability company.

/s/ Cherise C. Aguilar
Notary Public

My Commission Expires:

May 11, 2009

(SEAL)